EXHIBIT 99.1

Upexi Purchases 45,733 Solana Tokens as it Begins Deploying $100 Million Treasury in Solana Strategy

Since the closing of Upexi’s $100 million private placement, the Company has accumulated approximately 45,733 Solana tokens for approximately $6.7 million

TAMPA, FL – April 29, 2025 – Upexi Inc. (NASDAQ: UPXI), a brand owner specializing in the development, manufacturing and distribution of consumer products with diversification into the cryptocurrency space, is today detailing the expansion plans of its treasury strategy to focus on Solana (SOL) tokens after successfully closing on a $100 million private placement led by crypto trading firm GSR and includes participation from top-tier venture capital firms and key Solana-aligned investors, signaling deep institutional support and confidence in the initiative. The marks Upexi's entry into the digital asset space, positioning the Company at the forefront of blockchain integration in corporate finance.

Since the closing of the private placement, the Company has accumulated approximately 45,733 Solana Tokens making an initial investment of approximately $6.7 million.

Allan Marshall, CEO of Upexi, commented, “With backing from some of the most respected names in the Solana ecosystem, we are laying the groundwork for a treasury strategy that aligns with the future of finance. We're not just investing—we're building for long-term innovation, value creation, and a leadership role in blockchain adoption.”

Strategic Rationale

Upexi’s decision to focus its digital treasury strategy around Solana stems from the blockchain’s unique advantages:

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High Performance & Scalability: Solana's innovative hybrid of Proof-of-History (PoH) and Proof-of-Stake (PoS) enables ultra-fast, low-latency transaction processing—ideal for powering next-generation decentralized applications.

•	Cost Efficiency: Among the lowest transaction fees in the blockchain ecosystem, Solana supports high-volume, cost-effective operations, including microtransactions at scale.
•	Developer Ecosystem: Solana offers a robust set of tools, including frameworks like Anchor, making it easier for developers to innovate and deploy scalable dApps.
•	Enterprise-Grade Security: With the Solana Virtual Machine (SVM), businesses benefit from reliable, secure, and high-throughput smart contract execution.

Mr. Marshall continued, “Upexi’s Solana-based treasury strategy signals a forward-thinking approach to capital management in the digital age. As blockchain adoption accelerates, Upexi is positioning itself not just as a participant, but as a pioneer in the integration of decentralized finance into traditional business models.”

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products. The Company has entered the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254